Exhibit 99.2

March 9, 2021

NOTICE OF REDEMPTION OF PUBLIC WARRANTS (CUSIP   465246 114)

Dear Public Warrant Holder,

iSun, Inc. (the “Company”) hereby gives notice to Public Warrant holders and to Continental Stock Transfer & Trust Company (the “Warrant Agent”) that it intends to redeem, at 6:30 p.m. New York City time on April 12, 2021 (the “Redemption Date”), warrants issued on March 2, 2016 in association with the Company’s offering pursuant to its Registration Statement on Form S-1 as amended (File No. 333-208159) (each a “Public Warrant”, and together, the  “Public Warrants”) to purchase shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”) for a redemption price of $0.01 per Public  Warrant (the “Redemption Price”). The Company is providing this notice to each record holder of the Public Warrants ( the Warrant Holders”) and to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), pursuant to Section 6 of that certain Warrant Agreement between the Company and the Warrant Agent, dated March 2, 2016, as amended. Each Public Warrant entitles the holder thereof to purchase one-half of one share of Common Stock for a purchase price of $5.75 per half share, subject to adjustment. Any Public Warrants that remain unexercised at 6:30 p.m. New York City time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Public Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” The Company hereby informs you of its intention to irrevocably deposit with the Warrant Agent cash sufficient to pay the redemption price for all outstanding Public Warrants no later than one day prior to the Redemption Date.

Warrants to purchase Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the Company’s initial public offering and are still held by the initial holders thereof or their permitted transferees are not subject to this notice of redemption.

The Public Warrants are traded on the over-the-counter market under the symbol “ISUNW” and the Common Stock is listed on Nasdaq under the symbol “ISUN.” On March 8, 2021, the last reported sale price of the Public Warrants was $2.40 and the last reported sale price of the Common Stock was $11.85.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Warrant Holders to exercise their Public Warrants will terminate immediately prior to 6:30 p.m. New York City time on the Redemption Date. At 6:30 p.m. New York City time on the Redemption Date and thereafter, holders of unexercised Public Warrants will have no rights with respect to those warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Public Warrants. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Public Warrants for exercise.

The Company hereby informs you of its intention to irrevocably deposit with the Warrant Agent cash sufficient to pay the redemption price for all outstanding Public Warrants no later than one day prior to the Redemption Date.

However, please note that this action does not preclude the earlier exercise of the Public Warrants. The Public Warrants may be exercised for cash in accordance with the terms therein at any time prior to the Redemption Date. In furtherance thereof, the Company agrees that it will honor all exercise notices with respect to the Public Warrants subject to this notice that are tendered through 6:30 p.m. (New York City time) on the Redemption Date.

The Company is exercising this right to redeem the Public Warrants pursuant to Section 6 of the Warrant Agreement. Pursuant to Section 6 of the Warrant Agreement, the Company has the right to redeem all of the outstanding Public Warrants if the last sales price of the Common Stock equals or exceeds $15.00 per share on each of twenty (20) trading days within a thirty (30) trading-day period. As of March 4, 2021 the sale price of the Company’s Common Stock has exceeded $15.00 per share on each of 20 trading days within a 30-day trading period. Under the terms of the Warrant Agreement, by providing this notice the Company is entitled to redeem the Public Warrants at any time more than thirty days (30) after the date of this notice.

EXERCISE PROCEDURE

Public Warrant Holders have until 6:30 p.m. New York City time on the Redemption Date to exercise their Public Warrants to purchase Common Stock. Public Warrants may only be exercised for cash. Each Public Warrant entitles the holder thereof to purchase one-half of one share of Common Stock at a cash price of $5.75 per Public Warrant exercised (the “Exercise Price”).

Payment of the Exercise Price may be made by wire transfer of immediately available funds. Wire instructions will be provided to the Depository Trust Company and will otherwise be provided upon request.

Those who hold their Public Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Public Warrants since the process to exercise is VOLUNTARY.

Persons who are holders of record of their Public Warrants may exercise their Public Warrants by sending:

1.	The Warrant Certificate;

2.	A fully and properly completed “Subscription Form” (a form of which is attached hereto as Annex A), duly executed and indicating, among of things, the number of Public Warrants being exercised; and

3.	The exercise funds via wire transfer,

to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004
Attention: Compliance Department
Telephone: (212) 509-4000

The method of delivery of the Public Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The Warrant Certificate, the fully and properly completed Subscription Form and the exercise funds must be received by Continental Stock Transfer & Trust Company prior to 6:30 p.m. New York City time on the Redemption Date. Subject to the following paragraph, any failure to deliver a fully and properly completed Subscription Form together with the related Warrant Certificate and exercise funds before such time will result in such holder’s Public Warrants being redeemed at the Redemption Price of $0.01 per Public Warrant and not exercised.

For Warrant Holders who hold their Public  Warrants in “street name,” provided that the Exercise Price for the Public Warrants being exercised and a Notice of Guaranteed Delivery are received by the Warrant Agent prior to 6:30 p.m. New York City time on the Redemption Date, broker-dealers shall have two business days from the Redemption Date, or 6:30 p.m. New York City time on April 14, 2021, to deliver the Public Warrants to the Warrant Agent. Any such Public Warrant received without the Subscription Form or the Notice of Guaranteed Delivery having been duly executed and fully and properly completed or the exercise funds being submitted will be deemed to have been delivered for redemption at the Redemption Price of $0.01 per Public Warrant, and not for exercise.

PROSPECTUS

A prospectus covering the Common Stock issuable upon the exercise of the Public Warrants (and the supplements thereto) is included in a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). The SEC also maintains an Internet website that contains a copy of this prospectus. The address of this site is www.sec.gov.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Public Warrant for payment after 6:30 p.m. New York City time on the Redemption Date. Those who hold their Public Warrant in “street name” should contact their broker to determine their broker’s procedure for redeeming their Public Warrants.

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Any questions you may have about redemption and exercising your Public Warrants may be directed to the Warrant Agent at its address and telephone number set forth above.

Sincerely,
Jeffrey Peck

Jeffrey Peck
Chief Executive Officer, iSun, Inc.

ANNEX A

iSun, Inc.

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Public Warrants

The undersigned Registered Holder irrevocably elects to exercise ___________________________Public Warrants represented by this Warrant Certificate, and to purchase the Common Stock issuable upon the exercise of such Public Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to
PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Public Warrants shall not be all the Public Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Public Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)